UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2016

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
MICHIGAN	0-17988	38-2367843

620 Lesher Place Lansing, Michigan		48912
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, Neogen Corporation (Nasdaq: NEOG) announced that Dr. Richard Crowder has resigned as a member of the company’s Board of Directors, effective April 30. Crowder, 77, resigned for personal reasons.

Crowder has been a member of the Board of Directors since 2009 and was elected to a new three-year term in October 2015. The company advises that the Board of Directors is expected to appoint an interim director to complete Crowder’s term.

A copy of the press release issued by the Registrant to announce the above is attached to this Current Report as Exhibit 99. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99. Press Release issued by the Registrant on April 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)
Date: April 19, 2016

/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO